EXHIBIT 23

               Consent of Independent Certified Public Accountants


We consent to the  incorporation  by reference  in  Registration  Statement  No.
33-11021 on Form S-3 dated December 22, 1986, in Registration Statement No. 33-28010 on Form S-3 dated April 7, 1989, in Registration Statement No. 33-31747 on Form S-8 dated October 30, 1989, in Registration Statement No. 33-69206 on Form S-8 dated May 18, 1993, in Registration Statement No. 333-37603 on Form S-3 dated October 9, 1997 of Knight-Ridder, Inc. and in the related Prospectuses, of our report dated January 26, 1998, with respect to the consolidated financial statements and schedule of Knight-Ridder, Inc. incorporated by reference and included in this Annual Report (Form 10-K) for the year ended December 28, 1997.



                                                           /s/ Ernst & Young LLP
                                                           ---------------------

Miami, Florida
March 13, 1998